Exhibit 99.1

Press

Release

Contact:          Mark E. Patten, Sr. Vice President and CFO

mpatten@ctlc.com

Phone:             (386) 944‑5643

Facsimile:        (386) 274‑1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS REVENUE OF $13.8 MILLION AND EARNINGS OF $2.56 PER SHARE FOR THE QUARTER ENDED JUNE 30, 2018

DAYTONA BEACH, Fla. – July 18, 2018 – Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company”) today announced its operating results and earnings for the quarter and six months ended June 30, 2018.

QUARTER HIGHLIGHTS – Only 1,200 acres of land not under contract

Land Holdings

Completed transactions representing more than 2,500 acres of land including: i) the sale of the 70% interest in the mitigation bank joint venture that holds approximately 2,500 acres of land with sale proceeds of $15.3 million; and ii) three land transactions totaling approximately 32 acres with aggregate proceeds of approximately $1.7 million, or approximately $53,000 per acre.

Pipeline of potential land transactions totals nearly 4,300 acres of the Company’s remaining land, or approximately 78%, with potential proceeds of approximately $179.2 million, or approximately $42,000 per acre.

Share Repurchase Program

The Company repurchased 36,804 shares of its common stock for approximately $2.2 million, at an average purchase price of $59.57 per share.

On July 18, 2018, the Company’s Board of Directors (the “Board”) approved an increase of approximately $6.9 million to the buyback program, refreshing the total buyback program to an aggregate of $10 million.

Unsecured Revolving Credit Facility

In the second quarter of 2018, the Company expanded the commitment under its revolving credit facility to $150 million and increased the amount available under the accordion feature to $250 million. With the expanded commitment the current available borrowing capacity totals approximately $99 million as of June 30, 2018.

Quarterly Dividend

On  July 18, 2018, the Board approved a quarterly dividend of $0.07 per share for the third quarter of 2018, an increase of 17% from the prior quarter, which represents an annualized dividend level of $0.28 per share.

Book Value Per Share

Our book value per share increased to $37.27 as of June 30, 2018, an increase of $4.29 per share, or 13%, compared to year-end 2017.

OPERATING RESULTS

Operating results for the 2nd Quarter ended June 30, 2018 (as compared to the same period in 2017):

•	Net income per share (basic) and operating income were as follows:

		Increase (Decrease)
	For the Quarter	vs Same Period in 2017	vs Same Period in 2017 (%)
Net Income Per Share (basic)	$2.56	$1.89	282%
Operating Income ($ millions)	$21.5	$13.5	167%

•	Revenues from our Operating Segments were as follows:

		Increase (Decrease)
Operating Segment	Revenue for the Quarter ($000’s)	vs Same Period in2017 ($000’s)	vs Same Period in2017 (%)
Income Properties	$9,781	$2,216	29%
Interest Income from Commercial Loan Investments	274	(279)	50%
Real Estate Operations	2,484	(10,773)	81%
Golf Operations	1,283	(101)	7%
Agriculture & Other Income	11	(68)	86%
Total Revenues	$13,833	$(9,005)	39%

Operating results for the Six Months  ended June 30, 2018 (as compared to the same period in 2017):

•	Net income per share (basic) and operating income were as follows:

		Increase (Decrease)
	For the Six Months	vs Same Period in 2017	vs Same Period in 2017 (%)
Net Income Per Share (basic)	$4.53	$1.58	54%
Operating Income ($ millions)	$38.5	$7.6	25%

•	Revenues from our Operating Segments were as follows:

		Increase (Decrease)
Operating Segment	Revenue for the Six Months ($000’s)	vs Same Period in 2017 ($000’s)	vs Same Period in 2017 (%)
Income Properties	$18,987	$4,349	30%
Interest Income from Commercial Loan Investments	575	(515)	47%
Real Estate Operations	16,463	(26,269)	61%
Golf Operations	2,638	(220)	8%
Agriculture & Other Income	22	(211)	91%
Total Revenues	$38,685	$(22,866)	37%

Income Property Operations Update

The Company’s income property portfolio consisted of the following as of June 30, 2018:

Property Type	# of Properties	Square Feet	Average Years Remaining on Lease
Single-Tenant	29	1,561,053	9.4
Multi-Tenant	7	531,915	4.8
Total / Wtd. Avg.	36	2,092,968	8.1

The following tables highlight the tenants that represent at least 2.0% and the states where at least 5.0% of the total revenue from the Company’s income property operations is generated, respectively, for the six months ended June 30, 2018 (“Total Income Property Revenue”):

Top Tenants ( ≥ 2% of Total Income Property Revenue)

Tenant	# of Properties	Square Feet	% of Total Income Property Revenue
Wells Fargo	2	662,256	26%
Hilton Grand Vacations	2	133,914	6%
Whole Foods	1	59,341	5%
AG Hill	1	19,596	4%
LA Fitness	1	45,000	3%
Lowe’s	1	131,644	2%
Harris Teeter	1	45,089	2%
CVS	1	10,340	2%
Century Theatres	1	52,474	2%
Container Store	1	23,329	2%
At Home	1	116,334	2%
Jo-Ann Fabrics	1	22,500	2%
Total	14	1,321,817	57%

Top States ( ≥ 5% Total Income Property Revenue)

State	# of Properties	Square Feet	% of Total Income Property Revenue
Florida	12	565,932	33%
North Carolina	4	618,113	20%
Texas	6	295,558	11%
Oregon	1	211,863	10%
California	2	108,533	8%
Total	25	1,799,999	82%

Land Update

During the quarter, the Company completed the following transactions involving the disposition of approximately 2,524 acres, or more than 31% of our land holdings at the beginning of the year:

Mitigation Bank Transaction: Completed the sale of the 70% interest in the mitigation bank joint venture that holds approximately 2,500 acres of land with sale proceeds of $15.3 million, and recognizing a gain of approximately $18.4 million including the gain on the retained 30% interest in the mitigation bank.

Other Land Sales: Completed three land transactions totaling approximately 32 acres with aggregate proceeds of approximately $1.7 million, or approximately $53,000 per acre, and resulting in a gain of approximately $1.1 million, or $0.15 per share, net of tax.

Land Pipeline Update

As of July 16, 2018, the Company’s pipeline of potential land sales transactions includes the following seventeen (17)  potential transactions with fourteen (14) different buyers, representing nearly 4,300 acres or approximately 78% of our remaining land holdings:

	Transaction (Buyer)	Acres	Amount ($000’s)	Price Per Acre ($ Rounded 000’s)	Estimated Timing
1	Commercial/Retail – O’Connor - East of I‑95	850	$ 34,000	$ 40,000	‘19 – ‘20
2	Commercial/Retail – O’Connor - East of I‑95 (1)	123	$ 29,250	$ 238,000	‘19
3	Residential (AR) – Minto Communities – West of I‑95	1,614	$ 26,500	$ 16,000	Q4 ‘18
4	Residential (SF) – ICI Homes – West of I‑95	1,016	$ 21,000	$ 21,000	‘19
5	Residential (MF) – East of I‑95	80	$ 16,000	$ 200,000	‘19
6	Mixed-Use Retail – North American – East of I‑95 (2)	35	$ 14,362	$ 409,000	Q4 ‘18
7	Commercial/Medical Office – East of I‑95	32	$ 8,089	$ 253,000	‘19 - ‘20
8	Residential (MF) – East of I‑95 (3)	45	$ 5,200	$ 116,000	Q3 ‘18 & ‘20
9	Distribution/Warehouse – VanTrust - East of I‑95	71	$ 5,000	$ 70,000	‘19
10	Commercial/Retail – East of I‑95	20	$ 4,250	$ 213,000	Q4 ‘18
11	Commercial/Retail – East of I‑95	9	$ 3,300	$ 367,000	Q4 ‘18 – ‘19
12	Commercial/Distribution – VanTrust - East of I‑95	26	$ 3,215	$ 124,000	‘18 – ‘19
13	Residential (SF) – West of I‑95 (4)	200	$ 3,175	$ 16,000	Q4 ‘18 & ‘20

14	Auto Dealership - West of I‑95	13	$ 2,000	$ 154,000	Q4 ‘18
15	Commercial/Retail – East of I‑95	2	$ 1,500	$ 682,000	‘19 - ‘20
16	Residential (SF) – ICI Homes – West of I‑95	146	$ 1,400	$ 10,000	‘19
17	Commercial/Medical Office – East of I‑95	4	$ 935	$ 234,000	Q4 ‘18
	Totals (Average)	4,286	$ 179,176	$ 42,000

(1)

Land sales transaction which requires the Company to incur the cost to provide the requisite mitigation credits necessary for obtaining the applicable regulatory permits for the buyer, with such costs representing either our basis in credits that we own or potentially up to 5% - 10% of the contract amount noted.

(2)	Pursuant to the contract, amount includes the reimbursement of infrastructure costs incurred by the Company for Tomoka Town Center plus interest accrued as of December 31, 2017.
(3)	The acres and amount include the buyer’s option to acquire 19 acres for approximately $2.0 million, in addition to the base contract of 26 acres for approximately $3.2 million.
(4)	The acres and amount include the buyer’s option to acquire 71 acres for approximately $925,000, in addition to the base contract of 129 acres for approximately $2.25 million.

As noted above, these agreements contemplate closing dates ranging from the second half of 2018 through fiscal year 2020, and although some of the transactions may close in 2018,  some of the buyers are not contractually obligated to close until after 2018. Each of the transactions are in varying stages of due diligence by the various buyers including, in some instances, making submissions to the planning and development departments of the City of Daytona Beach, and other permitting activities with other applicable governmental authorities including wetlands permits from the St. John’s River Water Management District and the U.S. Army Corps of Engineers and conducting traffic analyses with the Florida Department of Transportation and negotiating other matters with Volusia County. In addition to other customary closing conditions, the majority of these transactions are conditioned upon the receipt of approvals or permits from those various governmental authorities, as well as other matters that are beyond our control. If such approvals are not obtained or costs to meet governmental requirements or obligations are too high, the prospective buyers may have the ability to terminate their respective agreements prior to closing. As a result, there can be no assurances regarding the likelihood or timing of any one of these potential land transactions being completed or the final terms thereof, including the sales price.

Excluding the nearly 4,300 acres under contract, the Company’s remaining land holdings consist of approximately 1,200 acres of undeveloped land.

Debt Summary

The following table provides a summary of the Company’s long-term debt as of June 30, 2018:

Component of Long-Term Debt (1)	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$50.7 million	30‑day LIBOR + 1.50 – 2.20	September 2021
Mortgage Note Payable	$24.9 million	3.17%	April 2021
Mortgage Note Payable	$30.0 million	4.33%	October 2034
Convertible Senior Notes	$75.0 million	4.50%	March 2020
Total Debt/Weighted-Average Rate	$180.6 million	4.11%

(1)	At face value

2018 Guidance

The following summary provides a review of the Company’s  results for the six months ended June 30, 2018 relative to the guidance for the full year ending December 31, 2018:

	Guidance YTD 2018	Actual Q2 2018 YTD
Reported Earnings Per Share (Basic)(1)	$7.25 - $8.25	$ 4.04
Acquisition of Income-Producing Assets	$80mm - $120mm	$26.5mm
Target Investment Yields (Initial Yield – Unlevered)	5.75% - 7.25%	4.50%
Disposition of Income-Producing Assets (Sales Value)	$6mm - $18mm	$11.4mm
Target Disposition Yields	7.50% - 8.50%	7.40%
Land Transactions (Sales Value) (2)	$55mm - $70mm	$31mm
Leverage Target (as % of Total Enterprise Value)	<40%	34%

(1)

Excludes earnings impact of anticipated and actual income property dispositions. Actual results as of June 30, 2018 included earnings from income property dispositions of approximately $0.49 per share, net of tax, which have been excluded from the actual results noted in the above table.

(2)	Includes the $15.3 million of proceeds for the sale of the 70% interest in the mitigation bank joint venture.

The 3rd quarter 2018 dividend will be payable on August 30, 2018 to shareholders of record on August 10, 2018.

2nd Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and six months ended June 30, 2018 tomorrow, Thursday, July 19, 2018, at 9:00 a.m. eastern time. Shareholders and interested parties may access the Earnings Call via teleconference or webcast:

Teleconference: USA (Toll Free)       1‑888‑317‑6003

International:                                       1‑412‑317‑6061

Canada (Toll Free):                             1‑866‑284‑3684

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 7665655 when prompted.

A webcast of the call can be accessed at: http://services.choruscall.com/links/cto180719.html.

To access the webcast, log on to the web address noted above or go to http://www.ctlc.com and log in at the investor relations section. Please log in to the webcast at least ten minutes prior to the scheduled time of the Earnings Call.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including more than 2.1 million square feet of income properties, as well as approximately 5,500 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation for the quarter and six months ended June 30, 2018, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements.  Such factors may include the completion of 1031 exchange transactions, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2018	December 31, 2017
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$396,259,302	$358,130,350
Golf Buildings, Improvements, and Equipment	6,640,581	6,617,396
Other Furnishings and Equipment	726,380	715,042
Construction in Progress	581,611	6,005,397
Total Property, Plant, and Equipment	404,207,874	371,468,185
Less, Accumulated Depreciation and Amortization	(25,840,495)	(23,779,780)
Property, Plant, and Equipment—Net	378,367,379	347,688,405
Land and Development Costs	31,371,995	39,477,697
Intangible Lease Assets—Net	38,606,046	38,758,059
Investment in Joint Venture	6,701,017	—
Impact Fee and Mitigation Credits	725,236	1,125,269
Commercial Loan Investments	2,994,916	11,925,699
Cash and Cash Equivalents	4,312,324	6,559,409
Restricted Cash	2,419,686	6,508,131
Refundable Income Taxes	1,075,662	1,116,580
Other Assets	13,975,385	12,971,129
Total Assets	$480,549,646	$466,130,378
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,745,714	$1,880,516
Accrued and Other Liabilities	7,838,466	10,160,526
Deferred Revenue	6,868,665	2,030,459
Intangible Lease Liabilities - Net	29,139,535	29,770,441
Deferred Income Taxes—Net	50,603,916	42,293,864
Long-Term Debt	177,133,608	195,816,364
Total Liabilities	273,329,904	281,952,170
Commitments and Contingencies
Shareholders’ Equity:
Common Stock – 25,000,000 shares authorized; $1 par value, 6,042,966 shares issued and 5,559,507 shares outstanding at June 30, 2018; 6,030,990 shares issued and 5,584,335 shares outstanding at December 31, 2017	5,984,747	5,963,850
Treasury Stock – 483,459 shares at June 30, 2018; 446,655 shares at December 31, 2017	(24,700,205)	(22,507,760)
Additional Paid-In Capital	23,228,788	22,735,228
Retained Earnings	202,024,986	177,614,274
Accumulated Other Comprehensive Income	681,426	372,616
Total Shareholders’ Equity	207,219,742	184,178,208
Total Liabilities and Shareholders’ Equity	$480,549,646	$466,130,378

CONSOLIDATED-TOMOKA LAND CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Revenues
Income Properties	$9,781,299	$7,565,007	$18,987,026	$14,638,247
Interest Income from Commercial Loan Investments	273,467	553,159	574,466	1,089,648
Real Estate Operations	2,484,314	13,257,355	16,463,644	42,731,815
Golf Operations	1,282,918	1,383,513	2,637,274	2,858,457
Agriculture and Other Income	11,187	78,749	22,374	232,900
Total Revenues	13,833,185	22,837,783	38,684,784	61,551,067
Direct Cost of Revenues
Income Properties	(2,034,889)	(1,629,515)	(3,903,918)	(3,041,228)
Real Estate Operations	(870,270)	(5,792,529)	(2,405,932)	(14,949,378)
Golf Operations	(1,525,053)	(1,401,919)	(2,906,878)	(2,900,597)
Agriculture and Other Income	(5,172)	(30,536)	(10,344)	(70,973)
Total Direct Cost of Revenues	(4,435,384)	(8,854,499)	(9,227,072)	(20,962,176)
General and Administrative Expenses	(2,429,181)	(2,727,187)	(5,252,729)	(5,947,334)
Depreciation and Amortization	(3,854,938)	(3,215,690)	(7,755,317)	(5,978,265)
Gain on Disposition of Assets	18,384,808	—	22,035,666	—
Land Lease Termination	—	—	—	2,226,526
Total Operating Expenses	7,665,305	(14,797,376)	(199,452)	(30,661,249)
Operating Income	21,498,490	8,040,407	38,485,332	30,889,818
Investment Income	11,892	8,524	24,204	17,707
Interest Expense	(2,537,301)	(2,144,176)	(5,098,766)	(4,206,067)
Income Before Income Tax Expense	18,973,081	5,904,755	33,410,770	26,701,458
Income Tax Expense	(4,810,173)	(2,225,847)	(8,335,563)	(10,276,158)
Net Income	$14,162,908	$3,678,908	$25,075,207	$16,425,300

Weighted Average Common Shares Outstanding:
Basic	5,529,360	5,531,444	5,530,108	5,566,595
Diluted	5,529,360	5,545,452	5,561,791	5,583,058

Per Share Information:
Basic Net Income Per Share	$2.56	$0.67	$4.53	$2.95
Diluted Net Income Per Share	$2.56	$0.66	$4.51	$2.94

Dividends Declared and Paid	$0.06	$0.04	$0.12	$0.08